UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 5, 2015

Financial Engines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34636	94-3250323
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 Enterprise Way, 3rd Floor, Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 498-6000

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On November 5, 2015, Financial Engines, Inc. (“Financial Engines”) entered into an Agreement and Plan of Mergers (the “Merger Agreement”) with Mayberry Acquisition Sub I, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Financial Engines (“Merger Sub 1”), Mayberry Acquisition Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Financial Engines, Mayberry Acquisition Sub II, LLC, a Delaware limited liability company and a wholly owned third tier subsidiary of Merger Sub 1, Kansas City 727 Acquisition Corporation, a Delaware corporation, TMFS Holdings, Inc., a Nevada corporation, Kansas City 727 Acquisition LLC, a Delaware limited liability corporation (“The Mutual Fund Store”), and, solely in its capacity as representative of the Sellers, WP Fury Holdings, LLC. Pursuant to the terms and conditions set forth in the Merger Agreement, Financial Engines will acquire all the equity interests of The Mutual Fund Store through a series of transactions (the “Acquisition”).

Under the terms of the Merger Agreement, the aggregate consideration to be paid by Financial Engines in respect of The Mutual Fund Store will be approximately $560 million, consisting of up to 10.0 million shares of common stock of Financial Engines (“Common Stock”) and approximately $246.3 million dollars in cash, subject to certain closing and post-closing adjustments described therein. A portion of the merger consideration will be placed in an escrow fund for up to 14 months following the closing for the satisfaction of certain indemnification claims.

Completion of the Acquisition is subject to customary closing conditions, including, but not limited to, expiration or termination of the applicable waiting period under Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other regulatory approvals. Following the closing, Financial Engines has agreed to file a registration statement on Form S-3 registering the shares of Common Stock to be issued to holders of equity interests of The Mutual Fund Store.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. The terms of the Merger Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Merger Agreement. In particular, the assertions embodied in the representations and warranties in the Merger Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited, qualified or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and in confidential disclosure schedules to the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts and may not describe the actual state of affairs at the date they were made or at any other time. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the parties.

On November 5, 2015, Financial Engines issued a press release announcing the transaction. A copy of the release is filed herewith as Exhibit 99.1.

Stockholders Agreement

Concurrently with entry into the Merger Agreement, Financial Engines entered into a Stockholders Agreement (the “Stockholders Agreement”), dated as of November 5, 2015, with (i) WP X Finance, L.P., a Delaware limited partnership, Warburg Pincus X Partners, L.P., a Delaware limited partnership (collectively, “Warburg”), and (ii) TMFS Holdings, Inc., a Nevada corporation, and Christopher R. Braudis (together, with Warburg, the “Stockholders”). The Stockholders Agreement sets forth arrangements regarding certain governance matters and contains various provisions described below relating to, among other things, board representation, the acquisition of additional equity interests in Financial Engines, prohibitions on certain actions and undertakings related to Financial Engines, certain transfer restrictions, and registration rights.

Under the terms of the Stockholders Agreement, effective and contingent upon closing of the Acquisition, Warburg will be entitled to designate one individual for initial appointment to the board of directors of Financial Engines (the “Board”) with subsequent nomination rights. The right of Warburg to designate a director to the Board will terminate when Warburg beneficially owns less than the lower of (i) 5% of all of the outstanding shares of Common Stock and (ii) 50% of the number of shares of Common Stock received by Warburg as consideration in the Acquisition.

The Stockholders will generally be prohibited from transferring their Common Stock to other holders of more than 5% of the outstanding Common Stock, subject to certain limited exceptions.

The Stockholders Agreement contains customary standstill and non-solicitation provisions with respect to Warburg. Such provisions are effective until 90 days after the first date on which Warburg beneficially owns less than 5% of all of the outstanding shares of Common Stock. The Stockholders Agreement terminates on the date that the Stockholders no longer beneficially own any shares of Common Stock.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Under the terms of the Merger Agreement described in Item 1.01 above, Financial Engines has agreed to issue approximately 10 million shares of its Common Stock, subject to certain closing and post-closing adjustments described therein, to the holders of equity interests of The Mutual Fund Store, at the closing of the Acquisition. These shares will be issued pursuant to an exemption under Regulation D, as promulgated under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Mergers, dated as of November 5, 2015 by and among Financial Engines, Inc., Mayberry Acquisition Sub I, LLC, Mayberry Acquisition Sub, Inc., Mayberry Acquisition Sub II, LLC, Kansas City 727 Acquisition Corporation, TMFS Holdings, Inc., Kansas City 727 Acquisition LLC, and, solely in its capacity as representative of the Sellers, WP Fury Holdings, LLC.

4.1	Stockholders Agreement, dated as of November 5, 2015 by and among Financial Engines, Inc., WP X Finance, L.P., a Delaware limited partnership, Warburg Pincus X Partners, L.P., a Delaware limited partnership, TMFS Holdings, Inc., a Nevada corporation, and Christopher R. Braudis.

99.1	Press Release dated November 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Engines, Inc.

November 6, 2015	By:	/s/ Raymond J. Sims
		Name:	Raymond J. Sims
		Title:	Executive Vice President, Chief Financial Officer and Chief Risk Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Mergers, dated as of November 5, 2015 by and among Financial Engines, Inc., Mayberry Acquisition Sub I, LLC, Mayberry Acquisition Sub, Inc., Mayberry Acquisition Sub II, LLC, Kansas City 727 Acquisition Corporation, TMFS Holdings, Inc., Kansas City 727 Acquisition LLC, and, solely in its capacity as representative of the Sellers, WP Fury Holdings, LLC.

4.1	Stockholders Agreement, dated as of November 5, 2015 by and among Financial Engines, Inc., WP X Finance, L.P., a Delaware limited partnership, Warburg Pincus X Partners, L.P., a Delaware limited partnership, TMFS Holdings, Inc., a Nevada corporation, and Christopher R. Braudis.

99.1	Press Release dated November 5, 2015.

5